Exhibit 24.1

LIMITED POWER OF ATTORNEY
FOR
SECTION  16(a) FILINGS

Know all by these presents, that the undersigned hereby constitutes and appoints each of Christopher Ryan and Osamu Watanabe the undersigned’s true and lawful attorney-in-fact to:

(l)	Prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the U .S. Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned (and any corporation, partnership, limited liability company or other person for which the undersigned is an officer, director, stockholder, general partner, member or authorized signatory) to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC.

(2)	Execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer, director, stockholder, general partner and/or member of any corporation, partnership, limited liability company or other person, Forms 3, 4, and 5 and amendments thereto relating to the securities of Kinsale Capital Group, Inc. (the “Company”) in accordance with Section l6(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(3)	Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 or amendment thereto and timely file such form with the SEC and any stock exchange or similar authority; and

(4)	Take any other action of any type whatsoever which, in the opinion of such attorney-in-fact, may be necessary or desirable in connection with the foregoing authority, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever required, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each such attorney-in-fact, or any such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Limited Power of Attorney shall remain in full force and effect until the undersigned (and each corporation, partnership, limited liability company and other person referred to above) is no longer required to file Forms 3, 4, and 5 with respect to the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Limited Power of Attorney may be filed with the SEC as a confirming statement of the authority granted herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of this 27 day of July, 2016.

By:	/s/ Kenneth D. Moelis
Kenneth D. Moelis